Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of American Apparel, Inc. on Form S-8 of our report dated March 16, 2009, except for the restatement described in Note 20 to the consolidated financial statements, which is dated August 12, 2009, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of American Apparel, Inc. as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 and our report dated March 16, 2009 with respect to our audit of the effectiveness of internal control over financial reporting of American Apparel, Inc. as of December 31, 2008, which reports appear in Amendment No. 1 to the Annual Report on Form 10-K/A of American Apparel, Inc. for the year ended December 31, 2008.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP
(formerly Marcum & Kliegman LLP)
New York, New York
November 24, 2009